Exhibit 99.1

China Direct, Inc. to Sell Big Tree Toy, Inc. Subsidiary for a

Combination of Cash and Stock Currently Valued at $1.8 Million

Boca Raton, Florida – August 27, 2007 - (PR Newswire) – China Direct, Inc. (OTC BB: CHND), a company maintaining active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities, announced today that the company has entered into an agreement to sell its Big Tree Toy, Inc. subsidiary (“Big Tree”) for a combination of cash and stock currently totaling approximately $1.8 million to Sense Holdings, Inc.

In reaching the decision to divest the subsidiary, management felt that Big Tree, which specializes in sourcing, quality control and logistics in the toy and entertainment related industry in China, represented a distinctly different operation from its other subsidiaries which are more concentrated in basic industries and resources. While management has worked diligently to upgrade the sourcing and delivery capabilities of Big Tree’s operations in China, the company has recently made significant investments into its larger, more core operations and intends to widen its exposure in those areas in the future. Management believes that the Big Tree divestiture will enable the company to focus on and grow in those areas where it already has a substantial footprint and core competencies to continue to expand revenues and earnings.

The opportunity to sell the operations to Sense Holdings, Inc., a consulting client of China Direct seeking to acquire assets in China, was preceded by numerous discussions with management of both companies as well as several meetings with Big Tree’s management team. All parties concerned believe this to be a win-win transaction as management at Sense Holdings has significant experience in retailing and can devote significant effort in marketing Big Tree in the U.S. China Direct will continue to benefit from Big Tree through its stock ownership received in the transaction.

Under the terms of the agreement, China Direct will receive a combination of cash and stock for Big Tree currently totaling up to $1.8 million. Payments will be made to China Direct, Inc. over the course of a two year period and are subject to potential downward revision should Big Tree not meet specified revenue and earnings targets. The acquisition is anticipated to close by the end of September.

Commenting on the agreement, Dr. James Wang, CEO and Chairman of China Direct, stated “As our company moves into 2008, we have positioned the majority of our business segments in the basic industry and resources markets in China. As Big Tree represented a completely different business segment requiring a substantialy different skill set for marketing in the U.S. and abroad, we believe our efforts are better spent expanding in those areas where we are already firmly entrenched. We believe that this sale will enable us to continue to benefit from a business which we feel has excellent potential through our equity ownership in Sense Holdings without having to devote our resources and manpower in an area which is not synergistic to our other businesses.”

About China Direct, Inc.

China Direct, Inc. (OTCBB: CHND) maintains active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities. China Direct provides a platform to develop and nurture these entities as they expand their businesses globally. As a direct link to China, our Company serves as a vehicle to allow investors to directly participate in the rapid growth of Chinese economy in a diversified and balanced manner. For more information about China Direct, please visit http://www.cdii.net.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company’s operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company’s reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Investor Relations,

HC International, Inc.

Alan Sheinwald, Partner

Tel: (914) 669-0222

Email: Alan.Sheinwald@HCinternational.net

Company,

China Direct, Inc.

Richard Galterio, Executive Vice President

Tel: 1-877-China-57

Email: Richard@cdii.net